UNITED STATES

 SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 17, 2010

MAKO Surgical Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-33966	20-1901148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2555 Davie Road

Fort Lauderdale, Florida 33317

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (954) 927-2044

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 17, 2010, the Compensation Committee (the “Committee”) of the Board of Directors of MAKO Surgical Corp. (the “Company”) approved the Company’s 2010 Leadership Cash Bonus Plan (the “2010 Leadership Bonus Plan”), the 2010 Performance Bonus Plan for the benefit of Steven J. Nunes, the Company’s Senior Vice President of Sales and Marketing (the “2010 Nunes Bonus Plan”), and an amendment to the employment agreement with Maurice R. Ferré, M.D., the Company’s President, Chief Executive Officer and Chairman of the Board (the “CEO Amendment”).

2010 Leadership Bonus Plan

The 2010 Leadership Bonus Plan will be used for the purpose of allocating annual performance bonuses to the Company’s management-level employees, including its executive officers, for the plan year ending December 31, 2010. Under the 2010 Leadership Bonus Plan, if the Company attains certain target goals set forth on the Company’s internal 2010 metrics scorecard  in the categories set forth below, cash bonuses will be awarded by multiplying each individual’s base salary by a target percentage, which is based on the individual participant’s performance and level of responsibility within the Company:

  RIO® Robotic Arm Interactive Orthopedic system, or RIO system, sales
  MAKOplasty® procedure volume
  Total revenue
  Working capital
  Attaining targets with respect to expanded applications of the RIO System and expanded commercialization of the Company’s products
  Development of internal human resource plans to support growth

Furthermore, if the Company achieves certain goals incremental to the target goals in the categories set forth below, incremental cash bonuses will be awarded by increasing the target percentage multiplied by each individual’s base salary by the applicable incremental percentage set forth in the metric scorecard:

  RIO system sales
  MAKOplasty® procedure volume
  Total revenue
  Monthly RIO® system utilization

2010 Nunes Bonus Plan

Pursuant to the 2010 Nunes Bonus Plan, Mr. Nunes will be eligible for a bonus based on the Company’s achievement of certain sales-related target and incremental annual performance goals set forth on the 2010 SVP of Sales & Marketing metric scorecard, which are based on the Company’s metric scorecard. Mr. Nunes also will be eligible for an additional bonus based on the Company’s achievement of certain sales-related quarterly performance goals set forth in the 2010 SVP of Sales & Marketing Metric Scorecard for each quarter in 2010 on a year-to-date basis.  Any bonus award distributed to Mr. Nunes under the 2010 Nunes Bonus Plan will be in addition to any cash bonus that Mr. Nunes will be eligible to earn under the 2010 Leadership Bonus Plan.

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CEO Amendment

Effective as of February 17, 2009, the Company entered into a Second Amendment to Amended Employment Agreement with Dr. Ferré, which provides that Dr. Ferré shall participate in and be subject to the Company’s 2010 Leadership Bonus Plan and any Leadership Cash Bonus Plan in effect for subsequent years.

The foregoing description of the terms and conditions of the 2010 Leadership Bonus Plan, the 2010 Nunes Bonus Plan, and the CEO Amendment is qualified in its entirety by reference to the copies of the bonus plans and CEO Amendment attached as Exhibits 10.1, 10.2, and 10.3, respectively, to this Form 8-K and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	2010 Leadership Cash Bonus Plan
10.2	2010 Performance Bonus Plan for S. Nunes - SVP of Sales & Marketing
10.3	Second Amendment to Amended Employment Agreement by and between the Company and Maurice R. Ferré., M.D., effective February 17, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MAKO Surgical Corp.

Date: February 23, 2010	By:	/s/ Fritz L. LaPorte
Fritz L. LaPorte, Senior Vice President of Finance and Administration, Chief Financial Officer and Treasurer

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